Exhibit 13.2
CERTIFICATION
PURSUANT TO RULE 13A-14(B) UNDER THE SECURITIES EXCHANGE ACT 0F 1934

In connection with the Annual Report of China Gerui Advanced Materials Group Limited (the “Company”) on Form 20-F for the year ended December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Edward Meng, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition of the Company as of December 31, 2009 and results of operations of the Company for the year ended December 31, 2009.

/s/ Edward Meng
Name:	Edward Meng
Title:	Chief Financial Officer
Date:	May 4, 2010

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of this Annual Report or as a separate disclosure document.